UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 17, 2006

J. L. Halsey Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE
(Address of principal		19803
executive offices)		(Zip code)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 17, 2006, the Registrant awarded Mr. Biro an unvested nonstatutory option under the Registrant’s 2005 Equity-Based Compensation Plan (the “Option”) to purchase 400,000 shares of the Registrant’s common stock (the “Option Shares”) at an exercise price of $0.95 per share.  The Option will vest and become exercisable as follows:  (a) the Option will vest with respect to fifty percent (50%) of the Option Shares on August 17, 2007, and (b) the Option will vest with respect to the remaining fifty percent (50%) of the Option Shares in four (4) equal installments on the last day of each quarter of the year that begins on August 18, 2007, and ends on August 17, 2008.  Notwithstanding the foregoing, the Option will be exercisable with respect to one-hundred percent (100%) of the Option Shares immediately prior to a Change in Control of the Registrant (as defined in the Registrant’s 2005 Equity-Based Compensation Plan).

Upon Mr. Biro’s termination of employment with the Registrant or any subsidiary of the Registrant (a) that portion of the Option that has not vested as of immediately prior to Mr. Biro’s date of termination will be null and void, and (b) that portion of the Option that has vested as of immediately prior to Mr. Biro’s date of termination will be exercisable for a period of time that expires on the earlier to occur of (i) ninety (90) days from the date of Mr. Biro’s termination, and (ii) August 17, 2016.

Notwithstanding the foregoing: (x) in the event Mr. Biro’s employment with the Registrant or any subsidiary of the Registrant is terminated due to his death, his estate may exercise the Option with respect to the vested Option Shares until the earlier of (i) one (1) year after Mr. Biro’s death, or (2) August 17, 2016; and (y) in the case of Mr. Biro’s termination of employment with the Registrant or a subsidiary of the Registrant due to his disability, Mr. Biro (or his legal representative) may exercise the Option with respect to the vested Option Shares until the earlier of (1) the one hundred eightieth (180th) day after the date his employment was so terminated, or (ii) August 17, 2016.

In addition to the foregoing, the information provided below under the heading “Employment Agreement” of Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 23, 2006, the Registrant issued a press release announcing that, on August 17, 2006, Peter Biro, 36, joined J.L. Halsey Corporation (the “Registrant”) as Vice President of Corporate Development and Planning.

Prior to joining the Registrant, Mr. Biro was founder and managing partner of The Cowper Group, a Boston-based corporate development consulting firm focused on buy-side mergers and acquisitions for small to mid-market technology companies.  Working with both venture-backed and public companies, including the Registrant, Mr. Biro consulted on the use of mergers and acquisitions as a core part of business strategy and actively assisted clients with transaction sourcing and execution.

Before founding The Cowper Group, Mr. Biro was responsible for mergers, acquisitions and commercial deals for the managed services business at Web hosting pioneer Exodus Communications (NASD:SVVS).  He previously held senior technology posts at First Union (now Wachovia) and Morgan Stanley.

Mr. Biro earned an MBA from Stanford University.  He graduated summa cum laude from Duke with a Bachelor of Science degree in electrical engineering and Bachelor of Arts degrees in both computer science and history. Mr. Biro was a Rhodes Scholar finalist.

Employment Agreement

Mr. Biro’s employment with the Registrant is subject to an employment agreement between Mr. Biro and the Registrant, which employment agreement was entered into on, and is effective as of, August 17, 2006 (the “Employment Agreement”).   The Employment Agreement provides that the Registrant will, subject to the provisions of the Employment Agreement, the relevant terms of which are described below, employ Mr. Biro until August 16, 2010 (the “Employment Period”).  The Employment Agreement also provides that, during the Employment Period, Mr. Biro will receive an annual base salary of $190,000 (subject to adjustment by the Registrant’s Board of Directors (the “Board”)) and will be eligible to receive an annual bonus as determined by the Board, provided that such annual bonus will not be less than $15,000.  In addition, the Employment Agreement provides that, during the Employment Period, Mr. Biro: (a) will be reimbursed by the Registrant, in an amount not to exceed $1,200.00 per month, for premiums he pays/incurs for medical, prescription drug, dental and/or vision insurance for himself, his immediate family, and/or his dependents, provided that he properly accounts for and submits invoices for such expenses (the “Health Care Reimbursement”); (b) will be eligible to participate in the Registrant’s short- and long-term disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans or programs to the extent applicable generally to similarly situated executive officers of the Registrant; (c) will be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs of the Registrant applicable generally to similarly situated executive officers of the Registrant (the “Investment Plans”); and (d) will be entitled to four (4) weeks vacation per year.

In the event that Mr. Biro’s employment with the Registrant is terminated by reason of his death or disability, by the Registrant for Cause (as defined below), or by Mr. Biro for other than Good Reason (as defined below), he will be entitled to receive: (a) his annual base salary and annual bonus accrued through the date of termination to the extent not theretofore paid; (b) any unreimbursed business expenses; (c) any amount arising from his participation in, or benefits under, the Health Care Reimbursement; and (d) any amounts arising from his participation in, or benefits under, any Investment Plans.

In the event that Mr. Biro’s employment with the Registrant is terminated by the Registrant without Cause (as defined below), or by Mr. Biro for Good Reason (as defined below), he will be entitled to receive: (a) his annual base salary and annual bonus accrued through the date of termination to the extent not theretofore paid; (b) any unreimbursed business expenses; (c) any amount arising from his participation in, or benefits under, the Health Care Reimbursement; (d) any amounts arising from his participation in, or benefits under, any Investment Plans; and (e) his annual base salary as of the date of termination, payable bi-weekly in accordance with the Registrant’s payroll practices, for the period beginning his date of termination and ending on the first anniversary of such date.

The term “Cause” under the Employment Agreement means: (a) Mr. Biro’s failure to perform the obligations and duties under the Employment Agreement to the satisfaction of the Registrant, which failure is not remedied within fifteen (15) days after receipt of written notice from the Registrant; (b) commission by Mr. Biro of an act of fraud upon, or willful misconduct toward, the Registrant or any of its affiliates; (c) a material breach by Mr. Biro of the confidentiality, non-competition, or intellectual property rights provisions of the Employment Agreement, which in either case is not remedied within fifteen (15) days after receipt of written notice from the Board or the Registrant; (d) conviction of Mr. Biro of any felony (or a plea of nolo contendere thereto) or any crime of moral turpitude; or (e) the failure of Mr. Biro to carry out, or comply with, in any material respect any directive of the Board consistent with the terms of the Employment Agreement which is not remedied within fifteen (15) days after receipt of written notice from the Board or the Registrant.

The term “Good Reason” under the Employment Agreement means: (a) a material reduction in the nature or scope of Mr. Biro’s responsibilities or authorities as set forth in the Employment Agreement that is not consented to or approved by Mr. Biro; (b) any failure by the Registrant to provide the compensation and benefits described above that is not consented to or approved by Mr. Biro; (c) the Registrant’s failure to comply with any other material term or provision of the Employment Agreement; and (d) the relocation or transfer of Mr. Biro’s principal office to a location more than fifty (50) miles from the city of Boston, Massachusetts.

The Employment Agreement contains standard confidentiality and intellectual property rights provisions.  In addition, upon Mr. Biro’s termination of employment for any reason, Mr. Biro is subject to standard non-compete and non-solicitation provisions during the period beginning on his date of termination and ending on the first anniversary thereof.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. L. HALSEY CORPORATION

By:	/s/ David Burt
Name:	David Burt
Title:	President and Chief Executive Officer

Date:    August 23, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 23, 2006.